                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of March 21, 2000 among New Era of Networks, Inc., a Delaware corporation ("PARENT"), NEON Acquisition One Corporation, a Delaware corporation and a wholly-owned direct subsidiary of Parent ("MERGER SUB"), and PaperFree Systems, Inc., a Delaware corporation (the "COMPANY").


                                    RECITALS

         A. The Boards of Directors of each of the Parent, Company and Merger Sub have determined that it is in the best interests of, and advisable for, each company and their respective stockholders that Parent acquire the Company through the statutory merger of the Company with and into Merger Sub (the "MERGER") and, in furtherance thereof, have approved the Merger, subject to such further approvals as are contained herein.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of common stock of the Company, par value $0.01 per share ("COMPANY COMMON STOCK"), shall be converted into the right to receive cash and shares of Parent common stock, par value $0.0001 per share ("PARENT COMMON STOCK"), as set forth herein.

         C. A portion of the shares of Parent Common Stock issued by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which shares shall be contingent upon certain events and conditions, all as set forth in Articles I and VII hereof.

         D. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW"), the Company shall be merged with and into

Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation and as a wholly-owned direct subsidiary of Parent. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, and subject to the satisfaction or waiver of all of the conditions to closing set forth in Article VI, the closing of the Merger (the "CLOSING") will take place as promptly as practicable following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Shaw Pittman, 1676 International Drive, McLean, Virginia 22102, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger (or like instrument) with the Secretary of State of Delaware (the "CERTIFICATE OF MERGER"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "EFFECTIVE TIME"). The parties agree that the Closing is contemplated to occur at 9:00 a.m. Eastern time on March 24, 2000.

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Certificate of Incorporation; Bylaws.

             (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation shall be amended to read as follows: "The name of this corporation is NEON PaperFree Corporation."

             (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

         1.6 Shares to be Issued; Effect on Common Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Common Stock, the following shall occur:

             (a) Conversion of Company Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 1.6(b) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be cancelled and extinguished and be converted automatically into the right to receive the following (the "MERGER CONSIDERATION"): (i) cash in the amount, per share, equal to the quotient obtained by dividing (x) $20,000,000 by (y) the Aggregate Company Common Number (as defined in Section 1.6(g)(i) below), less the Company Expenses (as defined in Section 5.5) divided by the Aggregate Company Common Number, (ii) subject to the shares to be held in escrow pursuant to Article VII hereof, that number of duly authorized, validly issued, fully paid and non-assessable shares of Parent Common Stock equal to one times the Exchange Ratio (as defined in Section 1.6(g)(iii) below) upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8, and (iii) the right to receive additional shares of Parent Common Stock pursuant to Section 1.9. Consistent with and pursuant to Parent's existing Rights Agreement, dated as of December 18, 1996, as amended (the "RIGHTS AGREEMENT"), between Parent and BankBoston N.A., as rights agent, one right issuable pursuant to the Rights Agreement or any other right issued in substitution thereof (a "RIGHT"), shall be issued together with and shall attach to each share of Parent Common Stock issued pursuant to this Section 1.6(a)(i) and pursuant to Section 1.9, unless the Rights shall have expired or been redeemed prior to the Effective Time.

             (b) Cancellation of Company-Owned Stock. Each share of Company Common Stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

             (c) Stock Options.

                 (i) As soon as practicable following the execution of this Agreement, the Company will notify the holders of Company Options of the proposed Merger. In order to permit such holders to exercise their Vested Company Options so that they will be holders of Company Common Stock that will be converted into the right to receive Merger Consideration pursuant to Section 1.6(a), Parent and the Company agree that any holder of Vested Company Options may elect to exercise such options immediately prior to the Closing and to pay some or all of the per share exercise price for the shares of Company Common Stock issuable upon exercise of such Vested Company Options by deducting the amount of such exercise price from the cash portion of the Merger Consideration that otherwise would be payable in respect of such shares of Company Common Stock. For purposes hereof, "VESTED COMPANY OPTIONS" shall mean issued and outstanding options to purchase shares of Company Common Stock ("COMPANY OPTIONS") that have vested (as a result of the passage of time or pursuant to provisions in the related option agreements with respect to acceleration of vesting) immediately prior to the Closing. "UNVESTED COMPANY OPTIONS" shall mean Company Options that have not vested (as a result of the passage of time or pursuant to provisions in the related option agreements with respect to acceleration of vesting) as of the Closing.

                 (ii) At the Effective Time, all Unvested Company Options and all Vested Company Options that have not been exercised, either pursuant to item
(i) above or otherwise, shall terminate.

             (d) Capital Stock of Merger Sub. None of the shares of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted as a result of the Merger, but all of such shares shall remain issued and outstanding shares of the Surviving Corporation, and shall be owned by Parent both before and after the Effective Time. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

             (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock that occurs or has a record date after the date hereof and prior to the Effective Time.

             (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive at the Closing, without any interest, from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction of a share of Parent Common Stock, multiplied by (ii) the Merger Price of a share of Parent Common Stock (as defined in Section 1.6(g)(ii)).

             (g) Definitions.

                 (i) Aggregate Company Common Number. The "AGGREGATE COMPANY COMMON NUMBER" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time. For purposes hereof, the Aggregate Company Common Number shall include all shares of Company Common Stock that are issued upon the exercise of Vested Company Options immediately prior to the Closing in accordance with Section 1.6(c)(i).

                 (ii) Aggregate Parent Share Number. The "AGGREGATE PARENT SHARE NUMBER" shall be the number of shares of Parent Common Stock determined by dividing (A) $20,000,000 by (B) the Merger Price. The "MERGER PRICE" shall equal the average closing sale price of a share of Parent Common Stock, as reported on The Nasdaq National Market, for the five (5) most recent trading days ending on the trading day immediately preceding the Closing Date. The Merger Price shall be adjusted to reflect fully the effect of any stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), recapitalization or other like change with respect to Parent Common Stock that occurs or has a record date on or after the date hereof (or the first date of the period of measurement of the Merger Price, if earlier and if applicable) and prior to the Effective Time.

                 (iii) Exchange Ratio. The "EXCHANGE RATIO" shall mean the quotient obtained by dividing the Aggregate Parent Share Number by the Aggregate Company Common Number.

                 (iv) General Escrow Amount. The "GENERAL ESCROW AMOUNT" shall be a number of shares of Parent Common Stock which when multiplied by the Merger Price have the value of $4 million.

                 (v) Special Escrow Amount. The "SPECIAL ESCROW AMOUNT" shall be a number of shares of Parent Common Stock which, when multiplied by the Merger Price, have the value of $500,000. The "ESCROW AMOUNT" shall mean, collectively, the General Escrow Amount and the Special Escrow Amount.

             (h) 1999 Company Audit; Net Revenue.

                 (i) The "1999 COMPANY AUDIT" shall mean the audit of the Company's financial statements as of December 31, 1999 and for the twelve months ended December 31, 1999 to be conducted by Parent or Parent's independent auditors, Arthur Andersen LLP. "NET REVENUE" shall mean the net revenue of the Company for the twelve months ended December 31, 1999 as shown on the 1999 Company Audit. The 1999 Company Audit shall be completed by Parent promptly after the Closing and in any event within ninety (90) days after the Closing Date. Such audit shall be conducted in accordance with generally accepted auditing standards and the Company's Net Revenue shall be determined by applying the Company's revenue recognition practices and principles described in Schedule 1.6(h) hereto.

                 (ii) Promptly following completion of the 1999 Company Audit, Parent shall furnish the Stockholder Agent (as defined in Section 7.2(g)) with the Company's audited statement of operations as of and for the twelve month period ended December 31, 1999, as prepared in connection with the 1999 Company Audit, which shall set forth the Net Revenue of the Company (the "CLOSING STATEMENT") and all work papers showing the calculation of Net Revenue in reasonable detail. Stockholder Agent will assist Parent in the preparation of the Closing Statement if and as reasonably requested by Parent.

                 (iii) The Stockholder Agent shall have a period of thirty (30) days after receipt of the Closing Statement to notify Parent of his election to accept or reject the Closing Statement. In the case of a rejection, such notice must contain the reasons for such rejection in reasonable detail and must set forth the amount of the requested adjustment. In the event that the Stockholder Agent shall timely reject the Closing Statement, Parent and the Stockholder Agent shall promptly (and in any event within thirty (30) days following the date upon which the Stockholder Agent shall reject the Closing Statement) attempt to make a joint determination of the Net Revenue and such determination and any required adjustments resulting therefrom shall be final and binding on the parties hereto.

                 (iv) In the event the Stockholder Agent and Parent shall be unable to agree upon a joint determination of the Net Revenue within sixty (60) days from receipt by the Stockholder Agent of the Closing Statement, then within seventy (70) days from receipt by the Stockholder Agent of the Closing Statement, Parent and the Stockholder Agent shall submit the dispute to a mutually acceptable "big five" accounting firm other than any accounting firm of any party hereto (the "ACCOUNTING FIRM"). Parent and the Stockholder Agent shall request that the Accounting Firm render its determination prior to the expiration of sixty (60) days from the date of such request and such determination and any required adjustments resulting therefrom shall be final and binding on all the parties hereto. The fees and expenses of the Accounting Firm shall be allocated to be paid by Parent and/or from the Escrow Fund, respectively, based upon the percentage which the portion of the contested amount not awarded to each contesting party bears to the amount actually contested by such party, as determined by the Accounting Firm.

                 (v) If the Company's Net Revenue as finally determined hereunder is less than $7,443,206, then an offset shall be made against the Special Escrow Amount equal to $1.00 for every $1.00 that the Company's Net Revenue is below $7,443,206 (the "OFFSET AMOUNT") and that number of shares of Parent Common Stock having a value (based on the average closing sale price of a share of Parent Common Stock, as reported on The Nasdaq National Market, for the five (5) most recent trading days ending on the second trading day immediately preceding the date of such final determination) equal to the Offset Amount, without interest thereon, shall be immediately delivered by the Escrow Agent to Parent from the shares constituting the Special Escrow Amount (the "OFFSET"). Any such reduction shall decrease pro rata each stockholder's interest in the shares representing the Special Escrow Amount. The shares of Parent Common Stock representing the Special Escrow Amount, less any Offset, shall be returned to the stockholders within five (5) business days of the date of completion of the 1999 Company Audit or, if there is any dispute with respect thereto, within five
(5) business days after such dispute has been resolved in accordance with item
(iii) or item (iv) above, as applicable. The maximum adjustment under this
Section 1.6(h) shall not exceed the shares representing the Special Escrow
Amount.

         1.7 Dissenting Shares.

             (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES") shall not be converted into or represent a right to receive Merger Consideration pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

             (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Common Stock who is otherwise entitled to exercise appraisal rights under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) such appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate representing such shares.

             (c) The Company shall give Parent (i) prompt notice of any written demands for the exercise of appraisal rights in respect of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law (including without limitation instruments concerning appraisal rights) and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for the exercise of appraisal rights in respect of any shares of Company Common Stock or offer to settle or settle any such demands.

         1.8 Surrender of Certificates.

             (a) Exchange Agent. Leonard Goldstein, Esq., the general counsel of Parent, shall serve as exchange agent (the "EXCHANGE AGENT") in the Merger.

             (b) Parent to Provide Common Stock. Except as provided in Section 1.8(g) below, upon the Closing, Parent shall irrevocably deposit with the Exchange Agent for exchange in accordance with this Article I, (i) cash in the amount sufficient to pay the aggregate cash portion of the Merger Consideration, plus cash in lieu of fractional shares in accordance with Section 1.6(f), less the amount of cash delivered at closing pursuant to Section 1.8(g), and (ii) certificates representing the Aggregate Parent Share Number that may be issued to pay the stock portion of the Merger Consideration less the shares of Parent Common Stock delivered at Closing pursuant to Section 1.8(g) below. Upon the Closing, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount. The portion of the Escrow Amount contributed on behalf of each holder of Company Common Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Common Stock. The certificates so delivered to the Escrow Agent shall be registered in the name of each such holder based on his or her proportionate share of the Escrow Amount.

             (c) Exchange Procedures. As soon as practicable after the Effective Time, and in no event later than five (5) days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6 (excluding Dissenting Shares and less any shares of Parent Common Stock delivered at Closing pursuant to Section 1.8(g) below), (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor
(a) a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6(f), to which such holder is entitled pursuant to Section 1.6, and any dividends or other distributions to which holder is entitled pursuant to Section 1.8(d) (collectively, the "ADDITIONAL PAYMENTS") and (b) by wire transfer (to an account designated by such holder) in immediately available funds, cash consideration as described in
Section 1.6(a)(i), and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund (and the certificates representing such shares, which certificates shall be issued in the names of such holders, shall bear appropriate legends indicating such beneficial ownership) and shall be available to compensate Parent as provided in Article
VII. From the Closing and until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent solely (i) the right to receive Merger Consideration and (ii) the right to receive the Additional Payments, if any.

             (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock declared or made with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender theretofore paid with respect to such whole shares of Parent Common Stock.

             (e) Transfers of Ownership. If any portion of the Merger Consideration is to be paid or issued to any person other than the person in whose name the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

             (f) No Liability. Notwithstanding anything to the contrary in this
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

             (g) Stockholders Attending Closing. At least one (1) day prior to Closing, the Company shall provide notice ("ATTENDING STOCKHOLDERS NOTICE") to Parent with respect to which of the Company Principal Stockholders (as defined below) will attend the Closing (the "ATTENDING STOCKHOLDERS"). Parent shall deliver at the Closing the Merger Consideration that would have otherwise been deposited with the Exchange Agent pursuant to Section 1.8(b) for the benefit of such stockholders. At the Closing, upon surrender to Parent of a Certificate or Certificates by an Attending Stockholder for cancellation, such Attending Stockholder shall receive (i) by wire transfer of immediately available funds (to an account designated by such Attending Stockholder), an amount equal to the cash which such holder has the right to receive pursuant to the provisions of Section 1.6 (including cash in lieu of any fractional shares pursuant to Section 1.6(f)) and (ii) a certificate or certificates representing the number of shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of Section 1.6, and the Certificate so surrendered shall forthwith be cancelled. The "COMPANY PRINCIPAL STOCKHOLDERS" are Ira Apatoff, Daniel Kazzaz, Michele Darnell and Eric Nilson.

             (h) At the request of any Attending Stockholder, such request to be set forth in the Attending Stockholders Notice, (x) Parent agrees to issue a reasonable number of certificates for the shares of Parent Common Stock which such Attending Stockholder has the right to receive pursuant to Section 1.6 and
(y) if such Attending Stockholder has multiple certificates representing shares of Company Common Stock, Parent agrees to issue such shares of Parent Common Stock which such Attending Stockholder has the right to receive pursuant to
Section 1.6 in exchange for such multiple certificates representing shares of Company Common Stock, as designated by such Attending Stockholder.

             (i) At the request of any stockholder of Company who does not attend the Closing, such request to be set forth in the Letter of Transmittal,
(x) Parent agrees to issue a reasonable number of certificates for the shares of Parent Common Stock which such stockholder has the right to receive pursuant to
Section 1.6 and (y) if such stockholder has multiple certificates representing shares of Company Common Stock, Parent agrees to issue such shares of Parent Common Stock which such stockholder has the right to receive pursuant to Section
1.6 in exchange for such multiple certificates representing shares of Company Common Stock, as designated by such stockholder.

         1.9 Additional Consideration.

             (a) Subject to paragraph (c) below, in the event that the First Measurement Date Average Price (as defined below) is less than 90% of the Merger Price set forth in Section 1.6(g)(ii), then Parent shall promptly issue and deliver to the former stockholders of the Company on a pro rata basis such number of additional shares of Parent Common Stock valued at the First Measurement Date Average Price equal to $9,000,000 minus the product of (x) one half of the Aggregate Parent Share Number and (y) First Measurement Date Average Price.

             (b) Subject to paragraph (c) below,

                 (i) Unless item (ii) of this paragraph (b) applies, in the event that the Second Measurement Date Average Price (as defined below) is less than 90% of the Merger Price set forth in Section 1.6(g)(ii), then Parent shall promptly issue and deliver to the former stockholders of the Company on a pro rata basis (and based on the number of shares of Parent Common Stock issued to each stockholder pursuant to the Merger that remain unsold as of the Second Measurement Date (as defined below)) such number of additional shares of Parent Common Stock valued at the Second Measurement Date Average Price equal to (x) $9,000,000 minus the product of (A) one half of the Aggregate Parent Share Number and (B) Second Measurement Date Average Price, multiplied by (y) a fraction, the numerator of which is the number of shares of Parent Common Stock issued pursuant to the Merger that remain unsold as of the Second Measurement Date and the denominator of which is the number of shares of Parent Common Stock issued pursuant to the Merger.

                 (ii) If the holders of all of the Parent Common Stock issued in the Merger (without regard to the shares that are subject to volume sale restrictions under Section 5 of the Major Stockholder Certificate (as defined in Section 6.3(f)) (the "VOLUME SALE RESTRICTIONS") shall not have been permitted to sell the Parent Common Stock held by them under the Registration Statement covering the resale of the Parent Common Stock issued in the Merger under applicable securities laws and under any policies of Parent applicable to such holders with respect to the disposition of securities for at least 20 trading days of any 28 trading day continuous period between Closing and the Second Measurement, then item (i) of this paragraph be shall not apply and Parent shall promptly issue and deliver to the former stockholders of the Company (including the holders of the shares subject to the Volume Sale Restrictions) on a pro rata basis (and based on the number of shares of Parent Common Stock issued to each stockholder pursuant to the Merger that remain unsold as of the Second Measurement Date) additional shares of Parent Common Stock valued at the Second Measurement Date Average Price equal to (x) $20,000,000 minus the product of (A) the Aggregate Parent Share Number plus the number of shares of Parent Common Stock issued in respect of the First Measurement Date and (B) Second Measurement Date Average Price, multiplied by (y) a fraction, the numerator of which is the number of shares of Parent Common Stock issued pursuant to the Merger that remain unsold as of the Second Measurement Date and the denominator of which is the number of shares of Parent Common Stock issued pursuant to the Merger.

             (c) In the event that the First Measurement Date shall not have occurred prior to the first anniversary of the Closing Date and the Merger Price set forth in Section 1.6(g)(ii) is less than the average closing sale price of a share of Parent Common Stock, as reported on The Nasdaq National Market, for the last five (5) trading days prior to the first anniversary of the Closing Date (the "ANNIVERSARY DATE AVERAGE PRICE"), then paragraphs (a) and (b) shall not apply and Parent shall promptly issue and deliver to the former stockholders of the Company on a pro rata basis (and based on the number of shares of Parent Common Stock issued to each stockholder pursuant to the Merger that remain unsold as of the first anniversary of the Closing Date) such number of additional shares of Parent Common Stock valued at the Anniversary Date Average Price equal to (x) $20,000,000 minus the product of (A) the Aggregate Parent Share Number plus the number of shares of Parent Common Stock issued in respect of the First Measurement Date, if any, and (B) the Anniversary Date Average Price, multiplied by (y) a fraction the numerator of which is the number of shares of Parent Common Stock issued pursuant to the Merger that remain unsold as of the first anniversary of the Closing Date and the denominator of which is the number of shares of Parent Common Stock issued pursuant to the Merger.

             (d) The "FIRST MEASUREMENT DATE AVERAGE PRICE" shall be the average closing sale price of a share of Parent Common Stock, as reported on The Nasdaq National

Market, for the five (5) trading days following the trading day that all the following conditions are first satisfied (the "FIRST MEASUREMENT DATE"): (x) the Form S-3 Registration Statement covering the resale of the Parent Common Stock issued in the Merger is effective, and (y) holders of all of the Parent Common Stock issued in the Merger (without regard to the shares that are subject to the Volume Sale Restrictions) are permitted to sell the Parent Common Stock held by them under applicable securities laws and under any policies of Parent applicable to such holders with respect to the disposition of securities to sell shares of Parent Common Stock.

             (e) The "SECOND MEASUREMENT DATE AVERAGE PRICE" shall be the average closing sale price of a share of Parent Common Stock, as reported on The Nasdaq National Market, for the five (5) trading days following the trading day that all of the following conditions are first satisfied (the "SECOND MEASUREMENT DATE"): (x) at least 90 days shall have passed since last day on which the conditions set forth in (x) and (y) of paragraph (d) above were satisfied, (y) a registration statement covering the resale of the Parent Common Stock issued in the Merger is effective, and (z) holders of all of the Parent Common Stock issued in the Merger (including shares that are subject to Volume Sale Restrictions) are permitted to sell the Parent Common Stock held by them under applicable securities laws and under any policies of Parent applicable to such holders with respect to the disposition of securities to sell shares of Parent Common Stock.

             (f) The First Measurement Date Average Price, the Second Measurement Date Average Price and the Anniversary Date Average Price shall be adjusted to reflect fully the effect of any stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), recapitalization or other like change with respect to Parent Common Stock that occurs or has a record date on or after the date hereof.

             (g) The right of a former Company stockholder to receive additional shares of Parent Common Stock under this Section 1.9 arises solely from this transaction and cannot be transferred or assigned.

             (i) No additional shares of Parent Common Stock issued under this
Section 1.9 shall be subject to or deposited in the Escrow Fund.

         1.10 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued pursuant to the Merger upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

         1.11 Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon receiving notice from the holder thereof and upon the making of an affidavit of that fact by such holder, such shares of Parent Common Stock and the Additional Payments, if any; provided, however, that Parent may, in its reasonable discretion and, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.12 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Each party to this Agreement has consulted its own tax advisors with respect to the tax consequences of the Merger. It is intended by the parties hereto that the Merger shall be treated as a "purchase" for accounting purposes.

         1.13 Taking of Necessary Action. If, at any time after the Effective Time, any such further action is necessary or reasonably desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are disclosed in the disclosure letter supplied by the Company to Parent (the "COMPANY SCHEDULES") and dated as of the date hereof, as follows:

         2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has the corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in the Commonwealth of Virginia and in each other jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on the Company. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to the date hereof, to Parent. "MATERIAL ADVERSE EFFECT" shall mean, with respect to any person, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the person and its subsidiaries, taken as a whole, other than (i) changes or effects which are or result from occurrences relating to the economy in general or any person's industry in general and not specifically relating to such person, (ii) changes or effects which result from the loss of customers or delay or cancellation or cessation of orders for any person's products directly attributable to the announcement of this Agreement, and (iii) liabilities proximately caused by this Agreement or the transactions contemplated hereby.

         2.2 Company Capital Structure.

             (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 4,000,000 shares of authorized Company Common Stock, of which (x) 2,088,570 shares are issued and outstanding and (y) 900,000 shares are reserved for issuance under the Company's Amended and Restated Stock Option Plan (the "COMPANY OPTION PLAN"). Except as set forth in this Section 2.2, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. As of the date hereof, the Company Common Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Common Stock are, and at the Effective Time will be, duly authorized, validly issued, fully paid and non-assessable. Neither the Company nor any stockholder is subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. None of the outstanding Company Common Stock or other securities of the Company was issued in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT") or any applicable state Blue Sky laws.

             (b) In addition, there are currently issued and outstanding options to purchase an aggregate of 121,000 shares of Company Common Stock issued to employees pursuant to the Company Option Plan. As of the date hereof, 104,125 Company Options were Vested Company Options and 16,875 Company Options were Unvested Company Options. Such options are held by the persons and in the amounts set forth on Schedule 2.2(b). Except as set forth on Schedule 2.2(b), there are no other options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as set forth in Schedule 2.2(b), there are no voting trusts, proxies, or other agreements or understandings with respect to the capital stock of the Company.

             (c) As of the Closing, the Unvested Company Options shall have been validly terminated in accordance with their respective option agreements.

         2.3 Subsidiaries. Except as set forth on Schedule 2.3, the Company does not have any subsidiaries or affiliated companies and does not otherwise own any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         2.4 Authority; No Conflicts; Approvals.

             (a) Subject only to the requisite approval of the Merger and this Agreement by the Company's stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the condition in Section 6.2(f) hereof, have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's stockholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by general principles of equity and laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

             (b) Subject only to the approval of the Merger and this Agreement by the Company's stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Certificate of Incorporation or Bylaws of the Company or
(ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, except as set forth on Schedule 2.4(b) or Conflicts that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

             (c) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party, is required by or with respect to the Company for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, if any, (iii) such filings as are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), if any, (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as shall have been obtained prior to the Effective Time or if not obtained would not result in a Material Adverse Effect on the Company, and (v) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.4(c).

         2.5 Company Financial Statements. Schedule 2.5(a) sets forth the Company's (i) unaudited balance sheet as of February 29, 2000 and the related unaudited statements of operations for the two months ended February 29, 2000 (the "2000 FINANCIAL STATEMENTS"), (ii) unaudited balance sheet as of December 31, 1999, and the related unaudited statements of operations for the twelve months ended December 31, 1999 (the "1999 FINANCIAL Statements"), and (iii) the Company's unaudited balance sheet as of December 31, 1998 and the related unaudited statement of operations for the twelve months ended December 31, 1998 (the "1998

FINANCIAL STATEMENTS" and together with the 1999 Financial Statements and the 2000 Financial Statements, the "COMPANY FINANCIAL Statements"). The Company Financial Statements are complete and correct in all material respects and have been prepared on a basis consistent with the Company's accounting practices throughout the periods indicated and consistent with each other. The Company Financial Statements present fairly in all material respects the financial condition, revenues (in accordance with the Company's revenue recognition practices and principles described in Schedule 1.6(h)) and expenses (in accordance with the Company's expense recognition practices and principles described in Schedule 2.5(b)) of the Company as of the dates and during the periods indicated therein.

         2.6 No Undisclosed Liabilities. Except for Liabilities under the contracts and other instruments and agreements as set forth in Schedule 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (collectively, "LIABILITIES"), except
Liabilities: (i) for expenses incurred but not disclosed or reserved against in the 2000 Financial Statements (the absence of such disclosure or reserve being in accordance with the Company's expense recognition policies set forth in
Schedule 2.5(b)), (ii) which were incurred after February 29, 2000 in the ordinary course of business consistent with past practices, (iii) which were incurred as a result of the Merger or other transactions contemplated by this Agreement (which Liabilities shall be borne by the parties in accordance with Section 5.5), (iv) which were disclosed or reserved against on the February 29, 2000 balance sheet to the 2000 Financial Statements, (v) which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, or (vi) for federal, state or local income taxes with respect to all taxable periods ending on or after July 1, 1999.

         2.7 No Changes. Except as set forth in Schedule 2.7, or as contemplated hereunder, since February 29, 2000 through the date hereof, there has not been, occurred or arisen any:

             (a) material transaction by the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

             (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

             (c) capital expenditure or commitment by the Company of $20,000 in any individual case or $50,000 in the aggregate.

             (d) destruction of, damage to or loss of any material assets (whether or not covered by insurance) or loss of any relationship material to the Company's business or any material customer of the Company;

             (e) material change in accounting methods or practices (including any material change in depreciation or amortization policies or rates) by the Company;

             (f) revaluation by the Company of any of its assets;

             (g) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

             (h) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement other than any such increase, declaration, payment or commitment in the ordinary course of business as conducted on that date and consistent with past practice;

             (i) sale, lease, license or other disposition of any of the assets or properties of the Company that are material, individually or in the aggregate, to the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

             (j) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

             (k) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

             (l) waiver or release of any material right or claim of the Company, including any write-off of provisions for uncollectable accounts receivable of the Company;

             (m) commencement or notice or threat in writing of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

             (n) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

             (o) issuance or sale by the Company of any shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities, except in connection with the Company Option Plan;

             (p) material change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

             (q) event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on the Company; or

             (r) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         2.8 Tax and Other Returns and Reports.

             (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or, collectively, "TAXES," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

             (b) Tax Returns and Audits. Except as set forth in Schedule 2.8, and except with respect to federal, state and local income Taxes of the Company relating to all Tax periods ending on or after July 1, 1999:

                 (i) The Company as of the Effective Time will have prepared and filed on a timely basis, all required federal, state, local and foreign returns, estimates, information statements and reports due to be filed by the Company on or before the Effective Time ("RETURNS") relating to any and all Taxes concerning or attributable to the Company and such Returns are true, correct and complete and have been completed in accordance with applicable law.

                 (ii) The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue, and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                 (iii) The Company is not currently delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                 (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                 (v) The Company does not have any liabilities for unpaid Taxes which have not been accrued or reserved against on the February 29, 2000 Balance Sheet whether asserted or unasserted contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

                 (vi) The Company has provided to Parent copies of all federal and state income Tax Returns for fiscal years ended June 30, 1999, 1998 and 1997.

                 (vii) There were as of February 29, 2000 no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes that were not yet due and payable.

                 (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                 (ix) None of the Company's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

                 (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, will give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                 (xi) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                 (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

                 (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                 (xiv) The Company uses the cash method of accounting for income tax reporting purposes.

                 (xv) The assets to be transferred to Merger Sub in the Merger constitute "substantially all" of the assets of the Company within the meaning of Section 368(a)(2)(D) of the Code.

                 (xvi) Neither Company, its Board of Directors, officers, employees or shareholders have any plan or intention to undertake any action that would jeopardize the treatment of the Merger as a reorganization for federal income tax purposes under Section 368(a)(1)(A) and Section 368(a)(2)(D).

         2.9 Restrictions on Business Activities. Other than with respect to "shrink-wrap" licenses and agreements which contain covenants regarding restrictions on exports, (a) there is no agreement (noncompete or otherwise) or commitment to which the Company is a party or which is otherwise binding upon the Company, nor is there a judgment, order, injunction or decree naming the Company as a party, which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice (including, without limitations, the licensing of any product) of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company and (b) the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers in any geographic area during any period of time or in any segment of the market.

         2.10 Title to Properties; Absence of Liens and Encumbrances.

              (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the knowledge of the Company, any other party.

              (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets used or held for use in its business, free and clear of any Liens except for Permitted Liens. "PERMITTED LIENS" shall mean: (i) Liens for Taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith or are attributable to federal, state or local income Taxes with respect to taxable periods ending on or after July 1, 1999; (ii) pledges or deposits made in the ordinary course of business; (iii) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (iv) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business and (v) Liens reflected in the Company Financial Statements or disclosed in Schedule 2.10(b).

         2.11 Intellectual Property.

              (a) The Company owns, is licensed or otherwise possesses the rights to use, all patents, registered and unregistered trademarks, trade names, service marks, trade secrets, copyrights, and any applications therefor, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (collectively, "INTELLECTUAL PROPERTY") that are required for the conduct of business of the Company as currently conducted by the Company (the "COMPANY INTELLECTUAL PROPERTY RIGHTS").
Schedule 2.11(a) sets forth a complete list of all patents, registered and unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

              (b) Schedule 2.11(b) sets forth a complete list of all material licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to VARs, OEMs and end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("END-USER LICENSES")) or trade secret of the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedule 2.11(a) or Schedule 2.11(b), the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

              (c) No claims with respect to the Company Intellectual Property Rights are pending before any court of competent jurisdiction nor, to the Company's knowledge, threatened by any person, (i) that the production, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right, (ii) against the Company's use of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company, (iii) except as set forth in Schedule 2.11(c), to the effect that the Company is obligated to pay royalties to any other party, or
(iv) challenging the ownership by the Company, or the validity or effectiveness of, any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. To the Company's knowledge, the Company has not infringed, and the business of the Company as currently conducted does not infringe or misappropriate, any copyright, patent, trademark, service mark, trade secret or other intellectual property right of any third party. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Each employee, consultant or contractor of the Company has executed a proprietary information and confidentiality agreement substantially in the Company's standard forms. Except as set forth in Schedule 2.11(b), to the Company's knowledge, all software included in the Company Intellectual Property Rights is original with the Company and has been either created by employees of the Company on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned or are under an obligation to assign all rights they may have had in such software to the Company.

              (d) Schedule 2.11(d) lists all contracts, licenses and agreements between the Company and any other person wherein the Company has agreed to, or assumed, any material obligation or material duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur a material obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the intellectual property of any person or entity other than the Company.

         2.12 Agreements, Contracts and Commitments.

              (a) Except as set forth on Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

                  (i) any collective bargaining agreements;

                  (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

                  (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                  (iv) any employment or consulting agreement or contract with an employee or individual consultant or salesperson or consulting or sales agreement or contract, under which a firm or other organization provides services to the Company pursuant to which the Company is obligated to make payments in excess of $20,000 per year;

                  (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan (other than the Company Option Plan and the Incentive Stock Option Agreements), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (vi) any fidelity or surety bond or completion bond;

                  (vii) any lease of personal property having a value individually in excess of $20,000;

                  (viii) any agreement of indemnification or guaranty (other than indemnification provisions in distribution, reseller and End-User Licenses);

                  (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person;

                  (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $20,000 individually or $50,000 in the aggregate;

                  (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                  (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof;

                  (xiii) any purchase order or contract for the purchase of raw materials involving $20,000 or more;

                  (xiv) any construction contract;

                  (xv) other than End-User Licenses, any material distribution, joint marketing or development agreement;

                  (xvi) any End-User Licenses with customers who the Company considers to be active customers;

                  (xvii) any agreement, contract or commitment pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code (other than the Company's source code escrow arrangements with distributors, resellers and/or End Users); or

                  (xviii) any other agreement, contract or commitment (other than End-User Licenses) that involves $20,000 or more or is not cancelable without penalty within thirty (30) days.

              (b) Schedule 2.12(b) sets forth a list of the Company's top ten
(10) customers according to revenue for the fiscal year ended June 30, 1999 and for the eight (8) months ended February 29, 2000.

              (c) To the Company's knowledge, the Company has not breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(b) (any such agreement, contract or commitment, a "CONTRACT") and each Contract is in full force and effect and, except as otherwise disclosed in
Schedule 2.12(c), no Contract is subject to any material default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

         2.13 Interested Party Transactions. Except as set forth on Schedule 2.13, no officer, director, affiliate (as defined under Regulation C under the Securities Act) or, to the knowledge of the Company, stockholder of the Company (nor, to the knowledge of the Company, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or

(ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

         2.14 Compliance with Laws. The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except where any such violations or failures to comply would not, individually or in the aggregate, have a Material Adverse Effect.

         2.15 Litigation. There is no action, suit or proceeding of any nature pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such, nor with respect to the Year 2000 Compliance (as defined below) of any product of the Company. To the Company's knowledge there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof. "YEAR 2000 COMPLIANCE", with respect to any product of the Company, means that such product accurately records, stores, processes, calculates and presents calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and calculates any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the product records, stores, processes, calculates and presents calendar dates on or before December 31, 2000.

         2.16 Insurance. To the Company's knowledge, there is no claim by the Company pending under any of the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.17 Minute Books. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and are complete and correct in all material respects.

         2.18 Environmental Matters. The Company is in compliance in all material respects with all environmental laws, rules, regulations and standards promulgated, adopted or enforced by the Environmental Protection Agency ("EPA") and of similar agencies in states in which they conduct their respective businesses. There is no suit, claim, action or proceeding now pending before any court, governmental agency or board of other forum or, to the Company's knowledge, threatened by any person, (a) for alleged noncompliance with any environment law, rule or regulation or (b) relating to the discharge or release into the environment of any hazardous material or waste at or on a site presently or formerly owned, leased or operated by the Company.

         2.19 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.20 Employee Matters and Benefit Plans.

              (a) With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (such definition shall only apply to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i) "Affiliate" shall mean any person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                  (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                  (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, and pursuant to which the Company has or may have any material liability, contingent or otherwise;

                  (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

                  (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company and any Employee or consultant, but only to the extent a contract or agreement with a former or retired employee, includes a continuing financial obligation of the Company;

                  (vi) "IRS" shall mean the Internal Revenue Service;

                  (vii) "Multiemployer Plan" shall mean any Pension Plan which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

                  (viii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

              (b) Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan and each current Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement unless reflected or reserved against on the Company's balance sheet as of February 29, 2000.

Except as provided in this Agreement, the Company does not have any plan or commitment, stated or unstated, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention to do any of the foregoing.

              (c) The Company has provided to Parent (i) correct and complete copies of all current documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all material written agreements and contracts relating to each Company Employee Plan, including but not limited to, administration service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (ix) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

              (d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d) and determined without regard to the termination of the Company Employee Plan terminated pursuant to Section 5.15, (i) to the Company's knowledge, the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) to the Company's knowledge, each Company Employee Plan intended to qualify under
Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code so qualifies; (iii) to the Company's knowledge, no "prohibited transaction," within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred with respect to any Company Employee Plan;
(iv) there are no actions, suits or claims pending and served, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event, vesting as required by the Code or sales loads applicable to plan investments); (vi) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

              (e) Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

              (f) Multiemployer Plans. At no time has the Company contributed to or been required to contribute to any Multiemployer Plan.

              (g) No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented to, promised to or contracted with (whether in oral or written form) any Employee (either individually or to or with Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

              (h) COBRA. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 or any similar provisions of state law applicable to its employees.

              (i) Effect of Transaction. Except as required by the Code, or as provided in the Company Option Plan, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

              (j) Employment Matters. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees other than such non-compliance as would not have a Material Adverse Effect; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material amount for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

              (k) Labor. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. The Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would result in any liability to the Company that would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would directly or indirectly result in any liability to the Company that would have a Material Adverse Effect. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.


         2.21 Employees. Except as set forth on Schedule 2.21, no employee of the Company (i) to the Company's knowledge, is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others, and (ii) has given notice to the Company, nor is the Company otherwise aware, that any employee intends to terminate his or her employment with the Company.

         2.22 Governmental Authorization. The Company possesses all material consents, licenses, permits, grants or other authorizations issued to the Company by a governmental entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest, other than such consents, licenses, permits, grants or authorizations the failure to obtain which would not, either individually or in the aggregate, have a Material Adverse Effect (herein collectively called "COMPANY AUTHORIZATIONS"), which Company Authorizations are in full force and effect.

         2.23 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company, subject to such exceptions as are clearly disclosed in the disclosure letter supplied by the Parent to the Company (the "PARENT SCHEDULES") and dated as of the date hereof, as follows:

         3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Merger Sub is a direct, wholly-owned, subsidiary of Parent. Each material subsidiary (each, a "MATERIAL SUBSIDIARY") of Parent is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Parent, Merger Sub and each Material Subsidiary has the corporate power to own its properties and to carry on its business as now being conducted. Each of Parent, Merger Sub and each Material Subsidiary is duly qualified to do business and in good standing as a foreign corporation in each state in which the failure to be so qualified would have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.

         3.2 Charter and Bylaws. Complete and correct copies of the charter and bylaws of Parent and Merger Sub, as amended to the date hereof (the "ORGANIZATIONAL DOCUMENTS"), have been made available to the Company and are in full force and effect and have not been amended or modified in any respect. Neither Parent nor Merger Sub is in violation of any provision of its Organizational Documents.

         3.3 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. The Boards of Directors of Parent and Merger Sub have unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable against each of them in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         3.4 Parent Capital Structure; Issuance of Shares.

             (a) The authorized capital stock of Parent consists of 2,000,000 shares of Preferred Stock, $0.0001 par value, none of which is issued and outstanding, and 200,000,000 shares of Common Stock, $0.0001 par value, of which 34,776,490 shares were issued and outstanding as of February 29, 2000. As of February 29, 2000, Parent had reserved 1,383,284 shares of Common Stock in the aggregate for issuance pursuant to Parent's 1995 Stock Option Plan, 1998 Nonstatutory Stock Option Plan and 1997 Director Option Plan and 727,219 shares of

Common Stock for issuance pursuant to the 1997 Employee Stock Purchase Plan. Except for options issued pursuant to Parent's option plans, since February 29, 2000, no more than 350,000 shares of Parent Common Stock or other voting securities of Parent have been issued or reserved for issuance. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Common stock or any other shares of capital stock of Parent. Each outstanding share of capital stock of each subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or any subsidiary of Parent is owned free and clear of any Liens.

             (b) The Shares of Parent Common Stock to be issued pursuant to the Merger have been duly authorized by all necessary corporate action and, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of any Liens or preemptive rights with respect thereto. Shares to be issued pursuant to options to purchase Parent Stock have been duly authorized and reserved.


         3.5 SEC Filings; Parent Financial Statements. Parent has furnished or made available to the Company true and correct copies of its Annual Report on Form 10-K for the year ended December 31, 1998 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, and its definitive Proxy Statement dated April 30, 1999, each as filed with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). As of their respective filing dates, each form, report, schedule, registration statement, definitive proxy statement filed by Parent with the SEC prior to the date hereof, as amended prior to the date hereof (all of the foregoing being collectively referred to as the "SEC DOCUMENTS") complied in all material respects with the requirements of the Exchange Act, and the applicable rules and regulations of the SEC thereunder, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC prior to the date hereof and delivered to the Company. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and of its consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). Parent has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no subsidiary of Parent has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder. Since September 30, 1999, except as described in the SEC Documents and the press release issued in January 2000 reporting Parent's earnings for the fourth quarter of fiscal year 1999 (the "EARNINGS RELEASE"), there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Parent or any subsidiary of Parent, except changes resulting from changes in accounting pronouncements of

Financial Accounting Standards Boards or changes in applicable laws or rules or regulations thereunder.

         3.6 Capital Resources. Parent has sufficient capital resources to pay the cash portion of the Merger Consideration.

         3.7 Litigation. There is no action, suit, proceeding, claim or investigation pending, or, to the Parent's knowledge, threatened which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, claim, arbitration or investigation pending, or, to the Parent's knowledge, threatened, which, if determined adversely to Parent or any of its material subsidiaries would have a Material Adverse Effect on the Parent and its subsidiaries, taken as a whole.

         3.8 No Conflict. Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby, nor compliance by Parent or Merger Sub with any of the provisions hereof, will (i) Conflict with any provision of Parent's or Merger Sub's Organizational Documents, or (ii) Conflict with any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable applicable to Parent or Merger Sub or its properties or assets, except a Conflict that would not reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole; or
(iii) constitute or result in a default under, or require any consent pursuant to, or result in the creation of any Lien on any material asset of any Parent or Merger Sub under, any contract of Parent or Merger Sub, where such default or Lien, or any failure to obtain such consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.

         3.9 Governmental and Other Approvals. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, if any, (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as shall have been obtained prior to the Effective Time, (iv) such filings as are required under the HSR Act, if any; and (v) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings the failure to obtain which would not have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.

         3.10 Compliance with Laws. Parent and Merger Sub have complied in all material respects with, are not in material violation of, and have not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except where any such violations or failures to comply would not, individually or in the aggregate, have a Material Adverse Effect.

         3.11 Interested Party Transactions. Except as described in Schedule
3.11 of the Parent Schedules or as disclosed in the SEC Documents, no officer, director, affiliate (as defined under Regulation C under the Securities Act) or, to the knowledge of Parent, stockholder of Parent (nor, to the knowledge of Parent, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, a direct or indirect material interest in any transaction, or series of similar transactions, or any currently proposed transaction, or series of similar transactions, to which Parent or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000.

         3.12 No Changes. Except as set forth in Schedule 3.12 of the Parent Schedules, since September 30, 1999, there has not occurred: (a) any change or event that, individually or in the aggregate has had or, insofar as can be reasonably foreseen, would have a material adverse effect (i) on the customer base or any material customer of Parent or its subsidiaries, relationships between Parent or any of its subsidiaries and its employees, strategic relationships involving Parent or any subsidiary and another entity (including joint venture, marketing or distribution arrangements or technology transfer or development arrangements) or on the operations of particular business segments of Parent or any of its subsidiaries, or (ii) on the assets (including intangible assets), financial condition or results of operations of Parent and its subsidiaries, taken as a whole; (b) any amendment or change in Parent's Organizational Documents, or (c) any damage to, destruction or loss of, any assets of Parent or any of its Material Subsidiaries (whether or not covered by insurance) that has had or, insofar as can be reasonably foreseen, would have a Material Adverse Effect on Parent or any of its Material Subsidiaries, other than (i) changes or effects which are or result from occurrences relating to the economy in general or Parent's industry in general and not specifically relating to the Parent, (ii) changes or effects which result from the loss of customers or delay or cancellation or cessation of orders for Parent's products directly attributable to the announcement of this Agreement and (iii) liabilities proximately caused by this Agreement or the transactions contemplated hereby.

         3.13 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

         3.14 Reorganization for Tax Purposes. Neither Parent, nor Merger Sub, nor any of their respective Boards of Directors, officers, employees or shareholders have any plan or intention to undertake any action that would jeopardize the treatment of the Merger as a reorganization for federal income tax purposes under Section 368(a)(1)(A) and Section 368(a)(2)(D).

         3.15 Brokers' and Finders' Fees. Neither Parent nor Merger Sub has incurred nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Parent shall be solely responsible for and shall pay any liability for brokerage or finders' or agents' commissions or any similar charges incurred by Parent in connection with this Agreement or any transaction contemplated hereby.

         3.16 Representations Complete. None of the representations or warranties made by the Parent or Merger Sub, nor any statement made in any Schedule or certificate furnished by the Parent or Merger Sub pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business, and any material event adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, or disclosed in
Schedule 4.1, the Company shall not, without the prior written consent of
Parent:

             (a) Enter into any material commitment or transaction not in the ordinary course of business.

             (b) Transfer to any person or entity any rights to the Company Intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business);

             (c) Enter into or amend in any material respect any agreements pursuant to which any other party is granted manufacturing, marketing, distribution (other than End-User Licenses) or similar rights of any type or scope with respect to any products of the Company;

             (d) Amend or otherwise modify in any material respect (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules where such violation would have a Material Adverse Effect;

             (e) Commence any litigation;

             (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company (except with respect to Company Options outstanding on or prior to the date hereof), or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), other than pursuant to the Company's repurchase rights under agreements with employees;

             (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except for the issuance of shares upon the exercise of Company Options;

             (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

             (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

             (j) Sell, lease, license or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and consistent with past practice;

             (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

             (l) Grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to standard written agreements outstanding on the date hereof;

             (m) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees;

             (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

             (o) Pay, discharge or satisfy, in an amount in excess of $10,000 in any one case or $20,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements or that arose in the ordinary course of business prior to or subsequent to February 29, 2000;

             (p) Make or change any material election in respect of Taxes, adopt or materially change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

             (q) Take any action which would be reasonably likely to jeopardize the tax-free reorganization hereunder;

             (r) Enter into any strategic alliance, joint development or joint marketing agreement;

             (s) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $20,000, in the aggregate;

             (t) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

             (u) Materially alter, or enter into any commitment to materially alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

             (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (u) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

         4.2 Conduct of Business of Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Parent agrees (except to the extent that Company shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Parent shall promptly notify Company of any event or occurrence or emergency not in the ordinary course of business, and any material event adversely affecting the Parent or its business. Except as expressly contemplated by this

Agreement, or disclosed in Schedule 4.2, the Parent shall not, without the prior written consent of Company:

             (a) Amend or modify its Organizational Documents;

             (b) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Parent (except with respect to options outstanding on or prior to the date hereof), or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), other than pursuant to the Parent's repurchase right under employee restricted stock purchase agreements;

             (c) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except for the issuance of shares upon the exercise of options outstanding;

             (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Parent other than in the ordinary course of business and consistent with past practice;

             (e) Take any action which would be reasonably likely to jeopardize the tax-free reorganization hereunder; or

             (f) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (e) above, or any other action that would prevent the Parent from performing or cause the Parent not to perform its covenants hereunder.

         4.3 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit or initiate any proposals or offers from, or encourage discussions or negotiations with, any person, relating to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, making an offer for any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in the Company or any of its subsidiaries, by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any existing contracts or negotiations with third parties relating to any such transaction or proposed transaction.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Issuance of Parent Common Stock; Registration Under Securities Act.

             (a) The shares of Parent's Common Stock to be issued pursuant to the Merger have not been registered under the Securities Act, in reliance upon exemptions from registration provided by Rule 506 and/or Section 4(2) under the Securities Act. The certificates for shares of Parent Common Stock to be issued pursuant to the Merger shall bear appropriate legends to identify such shares as being "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and to comply with applicable state securities laws. The Parent Common Stock being offered and sold pursuant to this Agreement in reliance upon such exemptions from registration is based in part upon the representations of each stockholder of the Company contained in the Stockholder Certificates attached hereto as Exhibit A-1 (which Ira Apatoff and Daniel Kazzaz shall execute and deliver) and Exhibit A-2 (which the other stockholders shall execute and deliver).

             (b) Restrictive Legends: Stop Transfer Instructions. Each certificate representing shares of Parent Common Stock issued pursuant to
Article I shall bear a legend substantially in the form set forth below, which legend shall be removed by delivery of substitute certificates upon the second anniversary of the Effective Time or, for shares sold by a stockholder, at such earlier time as requested by a stockholder after a registration statement with respect to the shares represented by such certificate has become effective. The sale or transfer of such shares of Parent Common Stock may only be made (A) pursuant to an effective registration statement under the Securities Act, or (B) in conformity with the provisions of Rule 144 under the Securities Act or (C) upon the receipt by Parent of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such transfer may be made without registration under the Securities Act.

             "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED

             OR OTHERWISE DISPOSED OF, DIRECTLY OR INDIRECTLY, UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT WITH RESPECT TO SUCH SHARES, OR (II) THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR
             (III) SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OF THE ACT."

Parent may instruct its transfer agent to stop the transfer of any shares of Parent Common Stock issued pursuant to Article I unless Parent shall have been provided evidence of compliance with the restrictions set forth in such legend reasonably satisfactory to Parent.

             (c) Parent shall file a registration statement on Form S-3 (or successor form) to register under the Securities Act the Parent Common Stock issued pursuant to the Merger in accordance with the terms and conditions set forth in the Registration Rights Agreement in the form attached hereto as Exhibit B. Parent will, at its expense (excluding any broker fees and commissions), use its best efforts to have such registration statement become effective as soon as practicable thereafter and to keep such registration statement effective for the lesser of one year or until all shares of Parent Common Stock have been sold; provided, however, that in no event shall such registration statement become effective until after April 20, 2000. In accordance with the Registration Rights Agreement, promptly after the issuance of any additional shares of Parent Common Stock pursuant to Section 1.9, Parent will amend the registration statement or supplement the related prospectus to register such shares. In the event that such registration statement cannot be amended, or the related prospectus cannot be supplemented, to include such additional shares, Parent will file another registration statement on Form S-3 with respect thereto. All terms and conditions with respect to the filing of any such other registration statements shall be governed by the terms and conditions of the Registration Rights Agreement applied mutatis mutandis.

         5.2 Stockholder Approval. Promptly following the execution of the Agreement, the Company shall submit this Agreement and the transactions contemplated hereby to its stockholders for approval and adoption by written consent as provided by Delaware Law and its Certificate of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of its stockholders holding one hundred percent (100%) of Company Common Stock to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable.

         5.3 Access to Information. Each party shall afford to the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as may be reasonably requested, subject to any applicable contractual confidentiality obligations (which the parties shall use their respective commercially reasonable efforts to cause to be waived). No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.4 Confidentiality. Each of the parties hereto hereby agrees to maintain the confidentiality of the information obtained in any investigation pursuant to Section 5.3, or pursuant to the negotiation of this Agreement, in accordance with the provisions of the Non-Disclosure Agreement between Parent and Company dated February 14, 2000 and the Letter of Intent between Parent and the Company dated as of March 2, 2000.

         5.5 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") shall be the obligation of the party that incurred such expenses; provided that the Third Party Expenses incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be paid by Parent at Closing, and the aggregate cash portion of the Merger Consideration to be paid by Parent shall be reduced by the amount by which the Company's Third Party Expenses exceed $50,000 (such amount in excess of $50,000 being referred to herein as the "COMPANY EXPENSES") (each holder of Company Common Stock to bear its pro rata share of such reduction).

         5.6 Public Disclosure. No disclosure (whether or not in response to an inquiry) of the existence or nature of this Agreement shall be made by any party hereto unless approved by duly authorized officers of both Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld, except for disclosures required by law or as permitted pursuant to this Agreement and subject in any event to Parent's obligation to comply with applicable securities law and Nasdaq Stock Market regulations, and in any case the disclosing party shall give the other party notice of and an opportunity to review and comment on such disclosure.

         5.7 Consents. Each of the Company and Parent shall use its reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of, and benefits to the Company thereunder.

         5.8 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         5.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event which is reasonably likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.10 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or commercially reasonable for effecting completely and promptly the consummation of this Agreement and the transactions contemplated hereby.

         5.11 Nasdaq Listing; Blue Sky Laws.

              (a) On or before the Closing Date, Parent shall apply for the additional listing on the Nasdaq National Market of the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

              (b) Parent shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its best efforts (at the expense of Parent) to assist Parent as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

         5.12 Tax Covenants.

              (a) The Merger will be reported by the Company and its stockholders on their respective federal income tax returns as a "reorganization" within the meaning of Section 368(a) of the Code.

              (b) The Merger will be reported by the Parent and Merger Sub on their respective federal income tax returns as a "reorganization" within the meaning of Section 368(a) of the Code.

              (c) Parent and Merger Sub covenant and agree that the Merger will not fail to be treated as a reorganization under Section 368(a)(1)(A) and 368(a)(2)(D) of the Code as the result of, directly or indirectly, the actions or omissions of the Parent, the Merger Sub or any successor to the Merger Sub.

         5.13 Employees; Parent Stock Options.

              (a) As soon as practicable after the date of this Agreement, Ira Apatoff or his designee and the Vice President Human Resources of Parent will use their best efforts to agree upon the guidelines within which the Company will proceed with respect to retention of existing Company employees.

              (b) Promptly after the Closing Date (but in any event within thirty (30) days of the Closing Date), Parent will grant stock options to purchase 100,000 shares of its Common Stock to the employees of the Company (the "COMPANY OPTION GRANT") pursuant to an Option Certificate in the form of Exhibit C attached hereto. The persons to whom such options shall be granted and the number of options to be granted to each person shall be as set forth on Schedule 5.13(b). Any option grant pursuant to the Company Option Grant which fails to vest or is forfeited shall be reissued to the Company employees set forth in
Schedule 5.13(b), who are employed by Parent as of the forfeiture date, pro rata in accordance with the percentages set forth for such employees in Schedule 5.13(b).

         5.14 Company Schedules. Between the date hereof and the Effective Time, it is understood and agreed that, from time to time prior to the Closing, the Company may amend or supplement the Schedules with respect to any matter that is required to be set forth or described in such a Schedule or that is necessary to complete or correct any information in any representation or warranty of such party contained in this Agreement; provided that the disclosure provided in any such amended, supplemented or revised Schedule shall in no way affect or be deemed to limit the Parent's condition set forth in Section 6.3(a).

         5.15 Employee Benefits.

              (a) The Company agrees to terminate its 401(k) plan immediately prior to Closing, unless the Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plans by providing the Company with written notice of such election at least three (3) days before the Effective Time. Unless the Parent provides such notice to the Company, the Parent shall receive from the Company evidence that the Company's 401(k) plan has been terminated pursuant to resolutions of the Company's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date. To the extent not prohibited by law, Parent shall indemnify Company and any participant in the Company's 401(k) plan for and against any Liabilities arising in connection with this termination, including without limitation, any vesting required by the Code and any sales loads applicable to plan investments.

              (b) Following the Closing (and in connection with an orderly transition to new benefit plans and programs), all Company employee benefits plans and programs other than the Company's 401(k) plan shall be terminated, and subject to all applicable laws, all vested rights and benefits of such benefit plans and programs shall be distributed to the eligible recipients in accordance with the terms of such plans of the Company and its subsidiaries or transferred to a similar plan maintained following the Closing. Parent agrees that the orderly transition of employee benefit plans and programs shall be accomplished, at Parent's cost, without lapse in coverage of the Company's employees under benefit plans and programs providing for the types of benefits as are provided by the Company's plans and programs prior to Closing.

         5.16 Directors' and Officers' Indemnification and Insurance.

              (a) From and after the Effective Time, until the expiration of the relevant statute of limitations under the laws of the State of Delaware, the Surviving Corporation shall indemnify, defend and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (the "Indemnified Officers/Directors") against all losses, expenses (including attorneys fees), claims, damages, liabilities or amounts ("Damages") that are paid in settlement (provided that such settlement has been approved by Parent, such approval not to be unreasonably withheld) of, or otherwise in connection with, any claim, action, suit, proceeding or investigation, based in whole or in part on the fact that such person is or was a director or officer of Company and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Merger, in each case, to the full extent permitted under the Delaware Law and Company's Certificate of Incorporation and Bylaws (to the extent permitted by applicable law), and under any agreements as in effect on the date of this Agreement (true and correct copies of which have been previously provided to Parent (including rights to reimbursement or advancement of expenses and exculpation from liability).

              (b) The Surviving Corporation shall keep in effect provisions in its articles of incorporation and bylaws providing for exculpation of director liability and its indemnification of the Indemnified Officers/Directors to the fullest extent permitted under the Delaware Law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification of the Indemnified Officers/Directors.

              (c) The provisions of this Section 5.16 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Officers/Directors.

         5.17 Tax Returns for Short Year. The Stockholder Agent shall cause Ginsberg & Helfer to prepare or cause to be prepared and file or cause to be filed any Company Tax Returns which are required by law to be filed for the period beginning on July 1, 1999 and ending on the Closing Date (the "SHORT YEAR"). Merger Sub or any successor to Merger Sub shall pay any and all Tax Liability attributable to such Short Year. If Merger Sub or any successor to Merger Sub does not have sufficient assets to pay any such Tax Liability, Parent shall make a contribution to Merger Sub or any successor to Merger Sub in an amount sufficient to provide Merger Sub or any successor to Merger Sub with assets sufficient to pay any such Tax Liability. None of the holders of Company Common Stock immediately prior to the Effective Time shall have any obligation or Liability with respect to any Tax Liability attributable to any period beginning on or after July 1, 1999, including without limitation the Short Year.

         5.18 Release of Guarantees. As soon as practicable following the Closing, (a) Parent shall use its best efforts to cause the guarantees provided by Daniel Kazzaz in respect of any obligations listed on the Company Schedules to be released in full and thereby terminated, without Mr. Kazzaz providing any consideration therefor and (b) Daniel Kazzaz shall fully assume the obligations under the automobile lease attributable to him which is currently in the name of the Company such that the Company is fully released therefrom. Parent shall indemnify Daniel Kazzaz for any Liabilities incurred in connection with any guarantees that are not so released.

         5.19 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.4452(e)(3).

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

              (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

              (b) No Litigation. No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or Governmental Authority which restrains, enjoins or otherwise prohibits the consummation of the Merger.

              (c) Government Approvals. All consents, approvals and other action of Governmental Authorities necessary to consummate the Merger hereunder, shall have been received or taken.

              (d) Nasdaq National Market Listing. The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

              (e) Offer Letters. Each of Ira Apatoff, Daniel Kazazz and Michele Darnell shall have received Offer Letters from the Company in substantially the respective forms attached hereto as Exhibit D, and such Offer Letters shall be in full force and effect as of the Closing.

              (f) Escrow Agreement. Parent, the Stockholder Representative (as defined in Section 7.2(g)) and the Escrow Agent (as defined in Section 7.2(b)) shall have executed and delivered the Escrow Agreement in the form attached hereto as Exhibit E (the "ESCROW AGREEMENT") incorporating the provisions of
Section 7.2, which Escrow Agreement shall be in full force and effect.

              (g) Dissenters Rights. No holders of the outstanding shares of Company Common Stock shall have exercised his or her appraisal rights pursuant to Section 262 of the Delaware Law.

              (h) Reorganization. Neither Parent nor the Company shall reasonably believe, after consulting with counsel, that the Merger will fail to be treated as a reorganization under Section 368(a)(1)(A) and 368(a)(2)(D) of the Code.

          6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

              (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

              (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

              (c) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets), liabilities, financial condition or results of operations of Parent since the date of the Earnings Release.

              (d) Registration Rights Agreement. Parent shall have executed and delivered a Registration Rights Agreement in the form attached hereto as Exhibit B.

              (e) Legal Opinion. The Company shall have received a legal opinion from Leonard Goldstein, Esq., general counsel to Parent and Merger Sub, in substantially the form attached hereto as Exhibit F.

              (f) Board Approval. Prior to the Closing, the Company's Board of Directors shall have approved the form of the Merger, particularly with regard to the transactions to take place immediately prior to the Effective Time, and the tax consequences thereof to the Company and its shareholders.

              (g) Exercise of Vested Company Options. Each holder of Vested Company Options shall have exercised such options or provided written notice to the Company of such holder's intention not to exercise such options (and thereby to waive any rights in regard thereto) prior to the Effective Time.

              (h) Disclosure Schedules. The Parent Schedules shall have been accepted by Company, in its reasonable discretion.

          6.3 Additional Conditions to Obligations of Parent and Merger Sub.
The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

              (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer of the Company;

              (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the chief executive officer of the Company;

              (c) Legal Opinion. Parent shall have received a legal opinion from Shaw Pittman, legal counsel to the Company, in substantially the form attached hereto as Exhibit G.

              (d) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets), liabilities, financial condition or results of operations of the Company since February 29, 2000.

              (e) Noncompetition Agreements. Each of Ira Apatoff, Daniel Kazazz, Michele Darnell and Eric Nilson, shall have executed and delivered to Parent a Noncompetition Agreement in substantially the form attached hereto as Exhibit H.

              (f) Stockholder Certificate. Each of the Attending Stockholders shall, not later than the Effective Time, have executed and delivered the Stockholder Certificate applicable to such stockholder, attached hereto as Exhibit A-1 (the "MAJOR STOCKHOLDER CERTIFICATE", which Ira Apatoff and Daniel Kazzaz shall execute and deliver) and Exhibit A-2 (which the other Attending Stockholders shall execute and deliver).

              (g) Disclosure Schedules. The amendments, supplements and revisions to the Company Schedules shall have been accepted by Parent, in its reasonable discretion.

                                  ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         7.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement (other than the representations set forth in Section 2.8 (relating to Taxes) which shall survive until the expiration of the relevant statute of limitations) or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date six (6) months following the Closing Date (the "EXPIRATION DATE"). Subject to the following requirements, the Escrow Fund (as defined in Section 7.2(a) below) shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the date which is (x) six (6) months following the Closing Date with respect to the General Escrow Amount and (y) three (3) months following the Closing Date with respect to the Special Escrow Amount (except that if the 1999 Company Audit is completed and all disputes, if any, with respect to Net Revenues are resolved sooner than such three (3) month period, the Special Escrow Amount shall terminate upon completion of such 1999 Company Audit or, as the case may be, resolution of such disputes) (each, an "ESCROW PERIOD"); provided that the applicable Escrow Period shall not terminate with respect to any such amount, subject to the objection of the Stockholder Agent (as defined below) and the subsequent resolution or arbitration of the matter in the manner provided in Section 1.6(h) (with respect to the Special Escrow Amount) or Section 7.2(e) (with respect to the General Escrow Amount), to satisfy any pending claims existing prior to the termination of such Escrow Period specified in any Officer's Certificate (as defined in Section 7.2(c) below) delivered to the Escrow Agent prior to termination of such Escrow Period; provided further that each Escrow Fund will terminate in full upon final and complete resolution of all disputed matters in respect thereto. As soon as all such claims have been resolved, the Escrow Agent shall transfer to the stockholders of the Company, pursuant to written instructions by Stockholder Representative, the remaining portion of the Escrow Fund not required to satisfy such claims.

         7.2 Escrow Arrangements; Escrow Fund.

             (a) At the Effective Time the Company's stockholders will be deemed to have received and consented to the deposit with the Escrow Agent (as defined below) of the Escrow Amount (plus any additional shares as may be issued with respect to the Escrow Amount upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time), without any act required on the part of any stockholder. As soon as practicable after the Effective Time, the General Escrow Amount and the Special Escrow Amounts without any act required on the part of any stockholder, will be deposited with an escrow agent acceptable to Parent and the Stockholder Agent as Escrow Agent (the "ESCROW AGENT"). Each deposit shall constitute an escrow fund (an "ESCROW FUND") to be governed by the terms set forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each stockholder of the Company shall be in proportion to the aggregate Parent Common Stock to which such holder would otherwise be entitled under Section 1.6(a)(i). The Escrow Amount shall be contributed entirely out of the shares of Parent Common Stock issuable upon the Merger in respect of Company Common Stock. That portion of the Escrow Fund comprised of the General Escrow Amount is available only to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and out-of-pocket expenses of investigation (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein, or any failure by the Company to perform or comply with any covenant contained herein, and not any other Losses (including, without limitation, any Losses subject to the Special Escrow Amount). That portion of the Escrow Fund comprised of the Special Escrow Amount is available only as to compensate Parent in respect of any Offset as provided in Section 1.6(h)(v) hereof, and not any other Losses (including, without limitation, any Losses subject to the General Escrow Amount). Parent and the Company each acknowledge that such Losses with respect to the General Escrow Amount, if any, would relate to unasserted contingent liabilities existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger Consideration. Parent may not receive any shares from the Escrow Fund for the General Escrow Amount unless and until Officer's Certificates (as defined in paragraph (c) below) identifying Losses, the aggregate amount of which exceed $292,000, have been delivered to the Escrow Agent as provided in paragraph (e); in such case, Parent may recover from the Escrow Fund its Losses, in excess of the first $292,000. The foregoing limitations shall not apply to (i) any Offset under Section 1.6(h)(v) or (ii) any claim for indemnification arising from a breach of any representation or warranty set forth in Section 2.8 (relating to Taxes) and Parent shall not be limited to the amount in the Escrow Fund to compensate for Losses relating to Section 2.8. Notwithstanding any provision contained herein to the contrary, neither Parent nor its affiliates shall be entitled to any indemnification hereunder with respect to any breach by Company of any representations or warranty hereunder that Parent or its affiliates had actual knowledge prior to the Closing. The amount of Losses suffered by Parent or its affiliates shall be reduced by an amount equal to any insurance recovery received by Parent or its affiliates with respect to any Losses.

             (b) Protection of Escrow Fund.

                 (i) Parent shall cause the Escrow Agent to hold and safeguard the Escrow Fund during the Escrow Period, to treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and to dispose of the Escrow Fund only in accordance with the terms hereof.

                 (ii) Any cash dividends, dividends payable in securities or other distributions of any kind that become effective during the term of the Escrow Agreement with respect to the Escrow Shares (but excluding any shares of Parent capital stock received upon a stock split, combination of shares or other capital reorganization that becomes effective during the term of the Escrow Agreement) shall be promptly distributed by the Escrow Agent to (and for tax reporting purposes shall be allocable to) the Stockholders at their addresses set forth in a certificate of the Stockholder Agent in accordance with the Escrow Agreement. Any shares of Parent Common Stock received by the Escrow Agent upon a stock split made in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and become a part thereof.

                 (iii) Each stockholder shall be entitled to control the vote of the shares of Parent Common Stock contributed to the Escrow Fund by such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock), and the Escrow Agent in whose name the shares are held shall vote such shares on all matters as instructed by the respective stockholders in writing.

             (c) Claims Upon Escrow Fund.

                 (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(d) hereof, transfer to Parent out of the Escrow Fund, as promptly as practicable (such date being referred to herein as the "ESCROW TRANSFER DATE") shares of Parent Common Stock held in the Escrow Fund in respect of the General Escrow Amount in an amount equal to such Losses. Such payments of shares from the Escrow Fund will be made pro rata in proportion to each stockholder's original contribution to the Escrow Fund.

                 (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 7.2(c)(i) hereof, the shares of Parent Common Stock shall be valued based on the average closing sale price of a share of Parent Common Stock, as reported on The Nasdaq National Market, for the five (5) most recent trading days ending on the second trading day immediately preceding the date of such delivery.

             (d) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no transfer to Parent of any Escrow Amounts pursuant to Section 7.2(c) hereof unless the Escrow Agent shall have received written authorization from the Stockholder Agent to make such transfer. After the expiration of such thirty (30) day period, the Escrow Agent shall transfer shares of Parent Common Stock from the Escrow Fund in accordance with
Section 7.2(c) hereof, provided that no such transfer may be made if the Stockholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

             (e) Resolution of Conflicts; Arbitration.

                 (i) In case the Stockholder Agent shall object in writing to any claim or claims made in any Officer's Certificate as provided in Section 7.2(d) hereof, the Stockholder Agent and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                 (ii) If no such agreement can be reached after good faith negotiation for sixty (60) days, either Parent or the Stockholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one (1) arbitrator. Parent and the Stockholder Agent shall request the President of the American Arbitration Association to select such arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including reasonable attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(d) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

                 (iii) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in New York, New York, under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(e), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the prevailing party in the event that the arbitrator awards Parent an amount equal to at least the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the stockholders of the Company as represented by the Stockholder Agent shall be deemed to be the prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

             (f) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent reasonably believes may result in a demand against the Escrow Fund, Parent shall notify the Stockholder Agent of such claim in accordance with Section 7.2(c), and the Stockholder Agent, as representative for the stockholders of the Company, shall be entitled, at his expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to control the defense of all such claims and to settle any such claim for less than $25,000. In the event that the Stockholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Stockholder Agent shall be deemed to have agreed to the claim by Parent against the Escrow Fund in an amount equal to such settlement.

             (g) Stockholder Agent; Power of Attorney.

                 (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Ira Apatoff shall be appointed as agent and attorney-in-fact (the "STOCKHOLDER AGENT") for each stockholder of the Company (except such stockholders, if any, as shall have perfected their appraisal rights under Delaware Law), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Stockholder Agent for the accomplishment of the foregoing and with respect to any other matter arising under this Agreement. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Stockholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Stockholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. Each such successor Stockholder Agent shall have all the power, authority, rights and privileges hereby conferred upon the original Stockholder Agent, and the term "STOCKHOLDER AGENT" as used herein shall be deemed to include such successor Stockholder Agent. No bond shall be required of the Stockholder Agent, and the Stockholder Agent shall not receive compensation for his services. Notices or communications to or from the Stockholder Agent shall constitute notice to or from each of the stockholders of the Company.

                 (ii) The Stockholder Agent shall not be liable for any act done or omitted hereunder as Stockholder Agent unless not acting in good faith and such actions constitute gross negligence or willful misconduct. The stockholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally on a pro rata basis (based on the Aggregate Parent Common Stock to which such stockholders are entitled) indemnify the Stockholder Agent and hold the Stockholder Agent harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Stockholder Agent and arising out of or in connection with the acceptance or administration of the Stockholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Agent. Accordingly, the Stockholder Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of his counsel given with respect to any questions relating to the duties and responsibilities of the Stockholder Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement or the Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Stockholder Agent shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement and the Escrow Agreement. The limitation of liability provisions of this Section 7.2 shall survive the termination of this Agreement and the resignation of the Stockholder Agent.

             (h) Actions of the Stockholder Agent. A decision, act, consent or instruction of the Stockholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of each every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any other stockholder for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Agent.

         7.3 Indemnification by Parent and Merger Sub.

             (a) Parent and Merger Sub, jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless Company and its respective officers, directors, employees, stockholders, assigns, successors and Affiliates (the "COMPANY PARTIES") from, against and in respect of all Losses suffered, sustained, incurred or paid by the Company Parties, in any action or proceeding between Parent or Merger Sub and the Company Parties or between the Company Parties and a third party, in connection with, resulting from or arising out of, directly or indirectly, the inaccuracy of any representation or the breach of any warranty set forth in this Agreement or the nonfulfillment of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement or in any agreement or certificate executed and delivered by Parent or Merger Sub pursuant to this Agreement or in the transactions contemplated hereby. Each of the covenants and agreements of Parent and Merger Sub contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing and be enforceable until such covenant or agreement has been fully performed. All of the representations and warranties of Parent and Merger Sub contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing for six (6) months, except that the representations and warranties in Section 3.14 of this Agreement shall survive until the expiration of the relevant statute of limitations.

             (b) In the event Stockholder Agent becomes aware of a third-party claim which Stockholder Agent reasonably believes may result in a demand against Parent, Stockholder

Agent shall notify Parent of such claim in accordance with Section 7.2(c), specifying in reasonable detail the Losses included and other matters such as are required to be stated in an Officer's Certificate, and Parent shall be entitled, at its expense, to participate in any defense of such claim. Stockholder Agent shall have the right in its sole discretion to control the defense of all such claims and to settle any such claim for less than $25,000.

         7.4 Exclusive Remedy. Parent's sole and exclusive right to compensation for any damages hereunder or the transactions contemplated hereby shall be limited to claims against the General Escrow Amount as set forth herein and Parent's sole and exclusive right to compensation with respect to any Offset shall be limited to claims against the Special Escrow Amount.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of the Company:

             (a) by mutual written consent of the Company and Parent;

             (b) by either Parent or the Company if: (i) the Effective Time has not occurred by March 24, 2000 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) any Governmental Authority, the consent of which is a condition to the obligations of Parent and Company to consummate the Merger, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

             (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (an "ORDER"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

             (d) by either Company or Parent if the required approval of the stockholders of Company contemplated by Section 6.1(a) of this Agreement shall not have been obtained by reason of the failure to obtain the required vote or written consent of Company stockholders (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to Company where the failure to obtain Company stockholder approval shall have been caused by the action or failure to act of Company in breach of this Agreement);

             (e) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any

Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

             (f) by Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or
Section 6.2(b) would not then be satisfied; provided that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then Company may only terminate this Agreement under this Section 8.1(f) if the breach is not cured within ten (10) days following the date of written notice from Company of such breach (but no cure period shall be required for a breach which by its nature cannot be cured); or

             (g) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or
Section 6.3(b) would not then be satisfied; provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Parent may only terminate this Agreement under this Section 8.1(g) if the breach is not cured within ten (10) days the date of written notice from Parent of such breach (but no cure period shall be required for a breach which by its nature cannot be cured).

         Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders; provided that, the provisions of Sections 5.4, 5.5, 5.6 and Articles VIII and IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.3 Amendment. Except as is otherwise required by applicable law after the stockholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the parties hereto, except that following approval by the stockholders of the Company there shall be no amendment or supplement which by law requires further approval by such stockholders without such further approval by the stockholders of the Company.

         8.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         8.5 Knowledge. As it relates to the Company, the term "knowledge" means, with respect to any matter in question, that any of Ira Apatoff, Daniel Kazazz, Michele Darnell or Eric Nilson have actual knowledge of such matter.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally or by commercial delivery service, (ii) three (3) business days after deposit with U.S. Mail, if mailed by registered or certified mail (return receipt requested), (iii) one (1) business day after the business day of deposit with Federal Express or similar overnight courier for next day delivery (or, two (2) business days after such deposit if deposited for second business day delivery), if delivered by such means, or (iv) one (1) business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with confirmation of complete transmission), to the parties at the following addresses and facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

         (a) if to Parent or Merger Sub, to:

             New Era of Networks, Inc.
             6550 Greenwood Plaza Boulevard
             Englewood, Colorado 80111
             Attention: Leonard Goldstein
             Telephone No.:  (303) 694-3933
             Facsimile No.:  (303) 409-8677

             with a copy to:

             Wilson Sonsini Goodrich & Rosati, P.C.
             650 Page Mill Road
             Palo Alto, California 94304-1050
             Attention: Mark A. Bertelsen, Esq.
             Telephone No.:  (415) 493-9300
             Facsimile No.:  (415) 493-6811

         (b) if to the Company, to:

             PaperFree Systems, Inc.
             8230 Old Courthouse Road #300
             Vienna, Virginia 22182
             Attention: Ira Apatoff
             Telephone No.: (703) 847-1540
             Facsimile No.: (703) 847-1550

             with a copy to:

             Shaw Pittman
             1676 International Drive
             McLean, Virginia 22102
             Attention: Lawrence T. Yanowitch, Esq.
                        Elisabeth J. Harper, Esq.
             Telephone No.: (703) 790-7900
             Facsimile No.: (703) 790-7901

         (c) if to the Escrow Agent:

             Norwest Investment Management and Trust
             Corporate Trust and Escrow Services
             1740 Broadway
             Denver, Colorado  80274-8693
             Attention:  Greg Walters
             Telephone No.:  (303) 863-6247
             Facsimile No.:  (303) 863-5645

         9.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "AGREEMENT" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

         9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 Entire Agreement. This Agreement, the Company Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Non-Disclosure Agreement, dated February 14, 2000, between Parent and the Company shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder except with respect to Article I hereof which confers upon the holders of Company Common Stock the rights and remedies set forth therein.

         9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy provided for herein.

         9.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         9.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.11 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other person or entity other than the stockholders of the Company and unless specifically provided otherwise herein.

                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement as amended to be signed by their duly authorized respective officers as of the date first written above.



                                     NEW ERA OF NETWORKS INC.



                                     By: /s/ John Moriarty
                                        ----------------------------------------
                                     Name:  John Moriarty
                                     Title: Group President



                                     NEON ACQUISITION ONE CORPORATION



                                     By: /s/ John Moriarty
                                        ----------------------------------------
                                     Name:  John Moriarty
                                     Title: Group President



                                     PAPERFREE SYSTEMS, INC.



                                     By: /s/ Ira Apatoff
                                        ----------------------------------------
                                     Name:  Ira Apatoff
                                     Title: President